Exhibit 1.1

TREMONT MORTGAGE TRUST

[•] Shares

Common Shares of Beneficial Interest

($0.01 par value per share)

UNDERWRITING AGREEMENT

[•], 2017

UNDERWRITING AGREEMENT

[•], 2017

UBS Securities LLC

Citigroup Global Markets Inc.

RBC Capital Markets, LLC.

as Representatives of the several Underwriters

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Tremont Mortgage Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the underwriters named in Schedule A attached hereto (the “Underwriters”), for whom UBS Securities LLC (“UBS”), Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives (the “Representatives”), an aggregate of [•] (the “Firm Shares”) common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Company. In addition, solely for the purpose of covering overallotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional [•] Common Shares (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company is a real estate finance company that plans to focus primarily on originating and investing in first mortgage loans secured by middle market and transitional commercial real estate.  The Company will be managed by Tremont Realty Advisors LLC, a Maryland limited liability company (the “Manager”), which is owned by The RMR Group LLC, a majority owned operating subsidiary of The RMR Group Inc., a management holding company listed on the NASDAQ Stock Market LLC (the “NASDAQ”).

Concurrently with the sale of the Shares, the Company will sell [•] Common Shares in a transaction not subject to the registration requirement of Section 5 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Act”), to the Manager at a price per share of $[•] (the “Concurrent Offering”).

The Company has prepared and filed, in accordance with the provisions of the Act, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (File No. 333-219205) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (“Rule 462(b) Registration Statement”).

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Applicable Time,” as used herein, means [•] [A.M.][P.M.], New York City time, on [•], 2017.

“Covered Exempt Communication,” as used herein, means (i) each Covered Exempt Written Communication and (ii) each Exempt Oral Communication.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses (excluding, any “bona fide electronic road show,” as defined in Rule 433 under the Act), if any, considered together.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers as such term is defined in Rule 144A under the Act (“QIBs”) and/or one or more institutions that are accredited investors, as defined in Rule 501(a) under the Act (“IAIs”), to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Exempt Written Communications.”

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Preliminary Prospectus,” as used herein, means the prospectus furnished to the Underwriters for use in connection with the Offering of the Shares prior to the effectiveness of the Registration Statement and any prospectus that omitted information pursuant to Rule 430A under the Act that was so furnished after such effectiveness and prior to the execution and delivery of this Agreement.

As used in this Agreement, “business day” shall mean a day on which the NASDAQ is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

The Company and the Underwriters agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $[•] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option (the “Overallotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover overallotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  The Overallotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the Overallotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Overallotment Option shall have been exercised nor later than the tenth business day after the date on which the Overallotment Option shall have been exercised.  Upon any exercise of the Overallotment Option, the number of Additional Shares to be sold to, and purchased by, each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [•], 2017 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 10 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Sidley Austin LLP at 787 7th Avenue, New York City, New York, 10019 at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the time of purchase and each additional time of purchase, if any, and agrees with each Underwriter, as follows:

(a)                                 Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement, any Rule

462(b) Registration Statement or any post-effective amendment thereto has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. The Exchange Act Registration Statement has become effective as provided by Section 12 of the Exchange Act.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments thereto complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of its date and at the time of purchase (and, if any Additional Shares are purchased, at the additional time of purchase), the Prospectus will comply in all material respects with the requirements of the Act. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the time of purchase (and, if any Additional Shares are purchased, at the additional time of purchase), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (x) the Disclosure Package nor (y) any individual Covered Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, the Company makes no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, the Disclosure Package or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use therein.

Each Covered Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses, if any, and the Permitted Exempt Written Communications, if any.  The Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act.  Neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act.  The Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer.”

The Company has made available a “bona fide electronic road show,” as defined in Rule 433 under the Act, in compliance with Rule 433(d)(8)(ii) under the Act such that no filing of any “road show” (as defined in Rule 433(h) under the Act) is required in connection with the offering of the Shares.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Covered Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, such information being limited to the information described in Section 12.

(b)                                 Each Preliminary Prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the Act and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(c)                                  At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(d)                                 The Company has not (i) engaged in any Covered Exempt Communication other than Covered Exempt Communications with the prior written consent of the Representatives with entities that are QIBs or IAIs or (ii) authorized anyone other than the trustees and officers of the Company, Manager and its directors and officers and the Representatives to engage in Covered Exempt Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Covered Exempt Communications. The Company has not distributed any Covered Exempt Written Communications other than those listed on Schedule B hereto under the heading “Permitted Exempt Written Communications.”

(e)                                  As of the date of this Agreement (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Covered Exempt Communication), the Company qualifies as an emerging growth company (“EGC”) as defined in Section 2(a)(19) of the Act.

(f)                                   Each Covered Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  The Company has filed publicly on the Commission’s EDGAR database at least 15 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and registration amendments relating to the offer and sale of the Shares.

(h)                                 The accounting firm that certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus is an independent public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(i)                                     The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects the information set forth therein.  The selected financial data and the summary selected financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as included in the Registration Statement, the Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus pursuant to the Act.  The Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act and the Exchange Act, to the extent applicable.

(j)                                    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise disclosed therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has not been any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary, which is material to the Company and its subsidiaries taken as a whole, (iv) there has not been any change in the capital shares or outstanding indebtedness of the Company or any subsidiaries and (v) there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(k)                                 The Company has been duly organized and is validly existing as a real estate investment trust (a “REIT”) in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has trust power and authority to own, lease and operate the properties owned by the Company on the date hereof and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(l)                                     Each of the Company’s subsidiaries has been duly formed or organized, as the case may be, and is validly existing as a corporation, limited liability company, partnership, trust or other organization under the laws of the jurisdiction of its formation or organization and is in good standing under the laws of its jurisdiction of formation or organization, has corporate, limited liability, partnership, trust or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited liability company, partnership, trust or other organization to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than [•].

(m)                             The authorized, issued and outstanding shares of beneficial interest of the Company are as set forth in the Prospectus under the caption “Capitalization” (except for subsequent issuances pursuant to this Agreement or the Private Placement Purchase

Agreement (as defined below), or, if any, pursuant to reservations, agreements or benefit or equity compensation plans referred to in the Registration Statement, the Disclosure Package and the Prospectus).  The issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any shareholder of the Company.

(n)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(o)                                 The private placement purchase agreement relating to the Concurrent Offering, dated as of the date of this Agreement (the “Private Placement Purchase Agreement”), between the Company and the Manager, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(p)                                 The Company will enter into a Management Agreement, dated [•], 2017 (the “Management Agreement”), with the Manager. The Management Agreement has been duly authorized by the Company, and when executed and delivered by the Company and the Manager will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(q)                                 The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any shareholder of the Company.

(r)                                    The Common Shares to be sold in the Concurrent Offering have been duly authorized for issuance and sale, and when issued and delivered by the Company pursuant to the Private Placement Purchase Agreement, will be validly issued and fully paid and non-assessable, and free and clear of any pledge, lien, encumbrance, security interest or other claim.

(s)                                   Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Private Placement Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Shares pursuant to this Agreement and Common Shares pursuant to the Private Placement Purchase Agreement and the use of the proceeds from such sales as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(t)                                    Neither the Company nor any of its subsidiaries has any employees.

(u)                                 There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect, or adversely affect the consummation by the Company of the transactions contemplated in this Agreement or the Private Placement Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(v)                                 There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(w)                               The Company or its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, the Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(x)                                 No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the Private Placement Purchase Agreement, in connection with the offering, issuance or sale of the Shares pursuant to this Agreement and Common Shares pursuant to the Private Placement Purchase Agreement or the consummation of the transactions contemplated hereunder or thereunder, except such as have been already obtained or as may be required under the Act, state securities laws, the rules of the Financial Industry Regulatory Authority Inc. (“FINRA”) or the rules of NASDAQ.

(y)                                 Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(z)                                  The Company or its subsidiaries have made or will make in a timely manner all necessary filings required under any applicable law, regulation or rule and possess or will possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company and its subsidiaries as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa)                          The Company and its subsidiaries have no property (real or personal, excluding for the purposes of this Section 3(aa), Intellectual Property) or other assets other than as set forth in the Company’s balance sheet as of June 30, 2017 included in the Registration Statement, the Disclosure Package and the Prospectus.

(bb)                          Neither the Company nor any of its subsidiaries is required, and upon the issuance and sale of the Shares pursuant to this Agreement and Common Shares pursuant to the Private Placement Purchase Agreement as herein and therein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds” will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(cc)                            The Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(dd)                          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(ee)                            The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated), it being understood that the Company is not required as of the date hereof to comply with the auditor attestation requirements under Section 404 of the Sarbanes-Oxley Act.

(ff)                              The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(gg)                            There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s trustees or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)                          All United States federal income tax returns regarding the Company and any of its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained.  The Company and its subsidiaries have filed (or caused to be filed) all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid (or caused to be paid) all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(ii)                                  Upon using the proceeds from the sale of the Shares pursuant to this Agreement and the Common Shares pursuant to the Private Placement Purchase Agreement as described in the Prospectus, the Company and its subsidiaries will be entitled to the benefits of insurance (other than insurance coverage for officers and trustees of the Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties then owned by the Company and its subsidiaries and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance will be in full force and effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(jj)                                Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(kk)                          Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained, if required, the written consent to the use of such data from such sources requiring consent.

(ll)                                  The Company, from its date of inception for federal income tax purposes, will be organized and, upon and after giving effect to the issuance of the Shares pursuant to this Agreement and Common Shares pursuant to the Private Placement Purchase Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will continue to be organized and will operate, in a manner so as to qualify as a REIT under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, and the Company will make a timely election to be taxed as a REIT under the Code effective for its taxable year ending December 31, 2017.

(mm)                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any trustee, officer, agent, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds from the offering of the Shares pursuant to this Agreement or from the offering of Common Shares pursuant to the Private Placement Purchase Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered or enforced by such authorities.

(oo)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                                      Representations and Warranties of the Manager.  The Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the time of purchase and each additional time of purchase, if any, and agrees with each Underwriter, as follows:

(a)                                 The information (including the information set forth under the heading “Our Manager and our Management Agreement—Prior Performance of Certain Real Estate Companies Managed by RMR LLC”) regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement, the Disclosure Package and the Prospectus is true and correct in all material respects.

(b)                                 The Manager has been duly organized and is validly existing as a limited liability company in good standing with the SDAT and has limited liability company power and authority to own, lease and operate the properties owned by the Manager on the date hereof and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Private Placement Purchase Agreement and the Management Agreement; the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in, singly or in the aggregate, a material adverse effect in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Manager and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Manager Material Adverse Effect”).

(c)                                  This Agreement has been duly authorized, executed and delivered by the Manager.

(d)                                 The Private Placement Purchase Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(e)                                  The Manager will enter into the Management Agreement with the Company. The Management Agreement has been duly authorized by the Manager, and when executed and delivered by the Manager will constitute a valid and binding agreement of the Manager enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(f)                                   Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, there has been no Manager Material Adverse Effect.

(g)                                  The Manager is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Manager is not prohibited by the Advisers Act from acting under the Management Agreement as the manager of the Company, as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(h)                                 Neither the Manager nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Manager or any of its subsidiaries is subject (collectively, “Manager Agreements and Instruments”), except for such defaults that would not result in a Manager Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Private Placement Purchase Agreement and the Management Agreement by the Manager and the consummation by the Manager of the transactions contemplated herein, therein and in the Registration Statement and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Manager Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, the Manager Agreements and Instruments (except for such conflicts, breaches, defaults or Manager Repayment Events or liens, charges or encumbrances that would not result in a Manager Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Manager or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their assets, properties or operations.  As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager or any of its subsidiaries.

(i)                                     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations under this Agreement or the Private Placement Purchase Agreement, or the consummation of the transactions contemplated by this Agreement and the Private Placement Purchase Agreement, other than any such filing, authorization, approval, consent, license, order, registration, qualification or decree that has already been made or obtained or will be timely made.

(j)                                    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager or any of its subsidiaries, which, if determined adversely to the Manager, would result in a Manager Material Adverse Effect, or affect the consummation of the transactions contemplated in this Agreement, the Private Placement Purchase Agreement or the Management Agreement or the performance by the Manager of its obligations under this Agreement, the Private Placement Purchase Agreement and the Management Agreement; the aggregate of all pending legal or governmental proceedings to which the Manager or any of its subsidiaries is a party or of which any of their property or assets is the subject, including ordinary routine litigation incidental to the business, would not result in a Manager Material Adverse Effect.

(k)                                 The Manager or its subsidiaries have made or will timely make all necessary filings required under any applicable law, regulation or rule and possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the performance by the Manager of its obligations under the Management Agreement (collectively, “Manager Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Manager Material Adverse Effect; the Manager and its subsidiaries are in compliance with the terms and conditions of all such Manager Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Manger Material Adverse Effect; all of the Manager Governmental Licenses are valid and in full force and effect, except where the invalidity of such Manager Governmental Licenses or the failure of such Manager Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Manager Material Adverse Effect; and neither the Manager nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Manager Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Manager Material Adverse Effect.

(l)                                     The Manager intends to operate under a system of internal accounting controls in order to provide reasonable assurance that (i) transactions effectuated by the Manager on behalf of the Company pursuant to the Manager’s duties set forth in the Management Agreement will be executed in accordance with its management’s general or specific authorization, and (ii) access to assets of the Company and its subsidiaries is permitted only in accordance with its management’s general or specific authorization.

(m)                             Neither the Manager nor any of its subsidiaries nor, to the knowledge of the Manager, any director, trustee, officer, agent, affiliate or other person acting on behalf of the Manager or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Manager, its subsidiaries and, to the knowledge of the Manager, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(n)                                 Neither the Manager nor any of its subsidiaries nor, to the knowledge of the Manager, any director, trustee, officer, agent, affiliate or person acting on behalf of the Manager or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority. Since its inception, the Manager has not knowingly engaged in, or is now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was subject to any U.S. sanctions or with any country subject to any U.S. sanctions.

(o)                                 The operations of the Manager and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

(p)                                 The Manager has not taken and will not take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q)                                 The Manager has not been notified that (i) any of its executives or any of its key personnel plans to terminate employment with the Manager or (ii) any such executive or key personnel is subject to any non-compete, non-disclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Manager’s present or proposed business activities, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Manager Material Adverse Effect.

In addition, any certificate signed by any officer or other representative of the Manager delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Manager to each Underwriter as to the matters covered thereby.

5.                                      Certain Covenants of the Company.  The Company hereby agrees:

(a)                                 to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after this Agreement has been executed, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at the Manager’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and the Manager will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)                                 for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Offering of the Shares, to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e)                                  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object as soon as reasonably practicable in writing;

(f)                                   subject to Section 5(e) hereof, to timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you with one business day advance notice of any filing to be made by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period;

(g)                                  until the earlier of (i) such period as you are no longer required by the Act to deliver a prospectus and (ii) the expiration of nine months after the time of issue of the Prospectus to advise the Underwriters promptly of the happening of any event in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(e) hereof, to prepare and furnish, at the Manager’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(h)                                 to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on EDGAR, to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i)                                     to furnish to you one copy for each Representative and one copy for underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)                                    if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 8(d) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k)                                 to apply the net proceeds from the sale of the Shares pursuant to this Agreement and the Common Shares pursuant to the Private Placement Purchase Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(l)                                     to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(m)                             beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Shares as contemplated by this Agreement, (C) issuances of Common Shares to the Manager pursuant to the Private Placement Purchase Agreement and (D) the filing of a registration statement on Form S-8 relating to the issuance of Common Shares pursuant to the Company’s 2017 Equity Compensation Plan (the “2017 Plan”) described in the Registration Statement, the Disclosure Package and the Prospectus and the issuance by the Company of Common Shares pursuant to the 2017 Plan;

(n)                                 prior to the time of purchase or any additional time of purchase, as the case may be, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any subsidiary, or the offering of the Shares, and to issue no such press release or communications or hold such press conference without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(o)                                 not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(p)                                 not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(q)                                 to use its best efforts (i) to cause the Common Shares, including the Shares, to be listed for quotation on the NASDAQ and (ii) unless the board of trustees determines otherwise, to maintain such listing;

(r)                                    to use its best efforts to qualify and to elect to qualify for taxation as a REIT, under the Code effective for its taxable year ending December 31, 2017, and, unless the board of trustees determines otherwise, to remain qualified for taxation as a REIT thereafter;

(s)                                   for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

6.                                      Covenants of the Manager. The Manager hereby agrees:

(a)                                 that, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 under the Act, would be) required by the Act to be delivered in connection with sales of the Shares, it shall notify the Underwriters and the Company of the occurrence of any change that results in or would result in any Material Adverse Effect and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus so that, as so amended or supplemented, the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading; and

(b)                                 to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the

Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares to the Underwriters, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing, and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) for the offering of the Shares and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers related to the Offering, (v) any qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares in the Offering by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters (such fees not to exceed $35,000), (vii) the initial fees and related disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses relating to presentations or meetings undertaken by the Company in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the pro rata cost of any aircraft chartered in connection with the road show, the costs of all Covered Exempt Communications, (ix) the costs and expenses of initially qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s other obligations hereunder (but not including the Company’s obligations (for which any costs, expenses, fees and taxes will be paid by the Company) under Sections 5(h), 5(k), 5(m), 5(q)(ii), 5(r), 5(s) or 11). Except as provided in this Section 6(b), Section 7 and Section 11, the Underwriters will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.                                      Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to subsection (ii) of the second paragraph of Section 9 hereof or the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Manager shall, in addition to paying the amounts described in Section 6(b) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

8.                                      Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Manager of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with an executed copy for each Representative and an executed or reproduced copy for each other Underwriter, and in form and substance satisfactory to the Representatives.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Venable LLP, Maryland counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with an executed copy for each Representative and an executed or reproduced copy for each other Underwriter, and in form and substance satisfactory to the Representatives.

(c)                                  The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Sullivan & Worcester LLP, tax counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with an executed copy for each Representative and an executed or reproduced copy for each other Underwriter, and in form and substance satisfactory to the Representatives.

(d)                                 You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with an executed copy for each Representative and an executed or reproduced copy for each other Underwriter) in the forms satisfactory to the Representatives, which letters shall include statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters covering, without limitation, (i) the balance sheet (and the notes thereto) and the various other financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus with respect to the Company; and (ii) the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus with respect to Hospitality Properties Trust, Senior Housing Properties Trust, Select Income REIT, Government Properties Income Trust and RMR Real Estate Income Fund.

(e)                                  You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)                                   No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have reasonably objected as soon as reasonably practicable in writing.

(g)                                  The Registration Statement the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) under the Act shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(h)                                 Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all post-effective amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i)                                     The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, on behalf of the Company, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(j)                                    The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, on behalf of the Company, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit C.

(k)                                 The Manager will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, on behalf of the Manager, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit D hereto.

(l)                                     The Manager will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Financial Officer, on behalf of the Manager, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit E.

(m)                             You shall have received each of the signed agreements (the “Lock-Up Agreements”) in the form set forth as Exhibit A hereto from each of the parties set forth in Exhibit A-1 hereto, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n)                                 The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o)                                 The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

9.                                      Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, prospects, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 11 hereof), the Manager shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6(b) and 7 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.                               Increase in Underwriters’ Commitments.  Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.                               Indemnity and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, employees and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the

Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and, subject to subsection (c) below, will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b)                                 Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its trustees and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted

Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)                                  If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 11, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s successful enforcement of subsection (a) or (b) of this Section 11; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) if the defendants in any such action include both the indemnified party and the indemnifying party and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)                                 If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)                                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f)                                   The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Manager contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees, affiliates or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or trustees in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

12.                               Information Furnished by the Underwriters.  The statements set forth in: (i) the last paragraph on the cover page of the Prospectus; (ii) the fourth and fifth paragraphs under the caption “Underwriting” in the Prospectus regarding the Underwriters’ intent to make a market in Common Shares and the distribution of Prospectuses electronically; and (iii) the second, third and fourth sentences under the caption “Underwriting—Underwriting discounts and commissions” in the Prospectus; and (iv) “Underwriting—Price Stabilization, short positions” in the Prospectus, insofar as such statements relate to stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof.

13.                               Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (facsimile: (212) 713-3371); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, (facsimile: (646) 291-1469); and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281 and if to the Company or the Manager, shall be sufficient in all respects if delivered or sent to the Company or the Manager at the offices of the Company and the Manager at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634 (facsimile: (617) 928-1305), Attention: David M. Blackman, Chief Executive Officer.

14.                               Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.                               Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. Each Underwriter agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment.

16.                               Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 11 hereof the controlling persons, partners, trustees, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.                               No Fiduciary Relationship. The Company and the Manager each hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and the Manager each further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the Manager, the management, the Manager, shareholders or creditors of either the Company or the Manager or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Manager, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Manager each hereby confirm their respective understanding and agreement to that effect.  The Company, the Manager and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or the Manager regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Manager. The Company, the Manager and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company or the Manager and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or the Manager with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or the Manager on other matters).  The Company and the Manager each hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Manager may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or the Manager in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18.                               Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19.                               Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company, the Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, the Manager’s and any of the Underwriters’ respective businesses and/or assets.

20.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Manager, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.                               Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Manager and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Manager and the several Underwriters.

Very truly yours,

TREMONT MORTGAGE TRUST

By:
Name:
Title:

TREMONT REALTY ADVISORS LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
RBC CAPITAL MARKETS, LLC.

By: UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By: RBC CAPITAL MARKETS, LLC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	[•]
CITI GROUP GLOBAL MARKETS INC.	[•]
RBC CAPITAL MARKETS, LLC	[•]
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC	[•]
FBR CAPITAL MARKETS & CO. (“FBR”)	[•]
JANNEY MONTGOMERY SCOTT LLC	[•]
OPPENHEIMER & CO. INC.	[•]

Total	[•]

SCHEDULE B

Permitted Free Writing Prospectuses

[•]

Permitted Exempt Written Communications

Investor Presentation date [•], 2017

[•]

Pricing Information Provided by Underwriters

Price per share to the public: $[•]

Number of Shares Offered: [•]

EXHIBIT A

Lock-Up Agreement

                      , 2017

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Tremont Mortgage Trust, a Maryland real estate investment trust (the “Company”), Tremont Realty Advisors LLC, a Maryland limited liability company and the Company’s manager, and the underwriters to be named in Schedule A thereto, for whom UBS Securities LLC (“UBS”), Citigroup Global Markets Inc. and RBC Capital Markets, LLC intend to act as representatives, with respect to the public offering (the “Offering”) of common shares of beneficial interest, $0.01 par value per share, of the Company (the “Common Shares”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Shares as contemplated by the Underwriting Agreement and the sale of the Common Shares to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (d) dispositions of Common Shares acquired pursuant to the Company’s 2017 Equity Compensation Plan solely in an amount necessary to satisfy tax withholding obligations in connection with such acquisition, provided that the related Form 4 notes in a footnote that such disposition was undertaken solely to satisfy tax obligations. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities.

*     *     *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position

1. Barry M. Portnoy	Managing Trustee

2. Adam D. Portnoy	Managing Trustee

3. John L. Harrington	Independent Trustee

4. Joseph L. Morea	Independent Trustee

5. Jeffrey P. Somers	Independent Trustee

6. David M. Blackman	Chief Executive Officer

7. Daniel O. Mee	Co-President and Chief Operating Officer

8. Richard C. Gallitto	Co-President and Chief Investment Officer

9. G. Douglas Lanois	Chief Financial Officer and Treasurer

10. Tremont Realty Advisors LLC	The Manager

11. The RMR Group Inc.	The managing member of The RMR Group LLC

12. The RMR Group LLC	The sole member of the Manager

A-1-1

EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, David M. Blackman, Chief Executive Officer of Tremont Mortgage Trust, a Maryland real estate investment trust (the “Company”), and G. Douglas Lanois, Chief Financial Officer and Treasurer of the Company, on behalf of the Company, does hereby certify on behalf of the Company pursuant to Section 8(i) of that certain Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among the Company, Tremont Realty Advisors LLC, a Maryland limited liability company and the Company’s manager, and the underwriters named in Schedule A thereto, for whom UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives, that as of [•], 2017:

1.              He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.              The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.              The conditions set forth in paragraph (h) of Section 8 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [•], 2017.

[Signature Page Follows]

B-1

TREMONT MORTGAGE TRUST

Name:	David M. Blackman
Title:	Chief Executive Officer

Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

B-2

EXHIBIT C

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2017

The undersigned, G. Douglas Lanois, Chief Financial Officer of Tremont Mortgage Trust, a Maryland real estate investment trust (the “Company”), on behalf of the Company, does hereby certify on behalf of the Company pursuant to Section 8(j) of the Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among the Company, Tremont Realty Advisors LLC, a Maryland limited liability company and the Company’s manager, and the underwriters named in Schedule A thereto (the “Underwriters”), for whom UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives, that:

(i)                                     I am the duly appointed, qualified and acting Chief Financial Officer of the Company and, solely in my capacity as such, I am providing this certificate based on my examination of the Company’s financial records and schedules.

(ii)                                  I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

(iii)                               I have read and am familiar with, and have supervised the compilation of, the disclosures (including the financial statements and other financial data of the Company and its subsidiaries) contained in the preliminary prospectus dated [•], 2017 (the “Preliminary Prospectus”) and the final prospectus dated [•], 2017 (the “Final Prospectus”).

(iv)                              I have reviewed the circled information contained on the pages attached hereto as Exhibit A (the “circled information”) and included in the Preliminary Prospectus [and the Final Prospectus] and such information (a) has been accurately derived from the internal accounting and financial records of the Company and its subsidiaries, (b) has been prepared in good faith and based on fair and reasonable assumptions and (c) is accurate and complete.  As of the date hereof, nothing has come to my attention that has caused me to believe that the circled information is not accurate or is misleading in any material respect and I am not aware of any adjustments that would reasonably be expected to cause such circled information to vary from the amounts presented therein in any material respect.

This certificate is being furnished to the Underwriters to assist them in documenting their investigation of the Company in connection with the transactions contemplated by the Underwriting Agreement.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

TREMONT MORTGAGE TRUST

Name:	G. Douglas Lanois
Title:	Chief Financial Officer

C-2

EXHIBIT D

MANAGER’S OFFICERS’ CERTIFICATE

Each of the undersigned, Adam Portnoy, President and Chief Executive Officer of Tremont Realty Advisors LLC, a Maryland limited liability company (the “Manager”), and Matthew Jordan, Senior Vice President, Treasurer and Chief Financial Officer of the Manager, on behalf of the Manager, does hereby certify on behalf of the Manager pursuant to Section 8(k) of that certain Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among Tremont Mortgage Trust, a Maryland real estate investment trust, the Manager and the underwriters named in Schedule A thereto, for whom UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives, that as of [•], 2017:

1.              He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.              The representations and warranties of the Manager as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.              The Manager has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this [•], 2017.

[Signature Page Follows]

D-1

TREMONT REALTY ADVISORS LLC

Name:	Adam Portnoy
Title:	President and Chief Executive Officer

Name:	Matthew Jordan
Title:	Senior Vice President, Treasurer and Chief Financial Officer

D-2

EXHIBIT E

MANAGER’S CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2017

The undersigned, Matthew Jordan, Chief Financial Officer of Tremont Realty Advisors LLC, a Maryland limited liability company (the “Manager”), on behalf of the Manager, does hereby certify on behalf of the Manager pursuant to Section 8(l) of the Underwriting Agreement dated [•], 2017 (the “Underwriting Agreement”) among Tremont Mortgage Trust, a Maryland real estate investment trust, the Manager and the underwriters named in Schedule A thereto (the “Underwriters”), for whom UBS Securities LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC are acting as representatives, that:

(i)                                     I am the duly appointed, qualified and acting Chief Financial Officer of the Manager and, solely in my capacity as such, I am providing this certificate based on my examination of the Manager’s financial records and schedules.

(ii)                                  I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Manager and its subsidiaries and have responsibility for financial and accounting matters with respect to the Manager and its subsidiaries.

(iii)                               I have read and am familiar with, and have supervised the compilation of, the disclosures relating to the Manager contained in the preliminary prospectus dated [•], 2017 (the “Preliminary Prospectus”) and the final prospectus dated [•], 2017 (the “Final Prospectus”).

(iv)                              I have reviewed the circled information contained on the pages attached hereto as Exhibit A (the “circled information”) and included in the Preliminary Prospectus [and the Final Prospectus] and such information (a) has been accurately derived from the internal accounting and financial records of the Manager and its subsidiaries, (b) has been prepared in good faith and based on fair and reasonable assumptions and (c) is accurate and complete.  As of the date hereof, nothing has come to my attention that has caused me to believe that the circled information is not accurate or is misleading in any material respect and I am not aware of any adjustments that would reasonably be expected to cause such circled information to vary from the amounts presented therein in any material respect.

This certificate is being furnished to the Underwriters to assist them in documenting their investigation of the Manager in connection with the transactions contemplated by the Underwriting Agreement.

[Signature Page Follows]

E-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

TREMONT REALTY ADVISORS LLC

Name:	Matthew Jordan
Title:	Senior Vice President, Treasurer and Chief Financial Officer

E-2